 Exhibit 3.11

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF ENUCLEUS, INC.

Comes now the sole Director of ENUCLEUS, INC., and makes and files this Certificate of Amendment to the Certificate of Incorporation of ENUCLEUS, INC.

Whereas: This corporation filed a Petition under Title 11 USC seeking to reorganize under Chapter 11 of Title 11 (the Bankruptcy Code) case number 09-45368-PBS, Western District of Washington, and

Whereas: Pursuant to the Fourth Amended Plan of Reorganization Proposed by the Debtor (ENUCLEUS, INC.) this corporation is to merge with EC Development, LLC and change its name to EC Development, Inc., and

Whereas: On April 6, 2010, Judge Paul B. Snyder Bankruptcy Judge of the Bankruptcy Court for the Western District of Washington, signed an Order Confirming the Fourth Amended Plan of Reorganization Proposed by the Debtor (ENUCLEUS, INC.),

           NOW, THEREFORE, BE IT:

Resolved: Article First of the Certification of incorporation of this corporation is hereby amended to read:

The name of the corporation is EC Development, Inc.

Dated: June 3, 2010

           Randy Edgerton
           Director